     As filed with the Securities and Exchange Commission on October 31, 1997
                                                   Registration No.  33-80032
_____________________________________________________________________________

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                         ______________________

                     POST-EFFECTIVE AMENDMENT NO. 1
                                  TO
                               FORM S-8

                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933
                          _____________________

                             INNERDYNE, INC.
       (Exact name of Registrant as specified in its charter)

          DELAWARE                              87-0431168
   (State of Incorporation)           (I.R.S. Employer Identification No.)

                         1244 Reamwood Avenue
                      Sunnyvale, California 94089
               (Address of principal executive offices)
                          _____________________

                        1989 INCENTIVE STOCK PLAN
                         (Full title of the Plan)
                          _____________________

                            William G. Mavity
                 President and Chief Executive Officer
                             INNERDYNE, INC.
                          1244 Reamwood Avenue
                       Sunnyvale, California 94089
                             (408) 745-6010
        (Name, address and telephone number of agent for service)
                          _____________________

                               Copies to:
                         CATHRYN S. CHINN, ESQ.
                            Venture Law Group
                        A Professional Corporation
                            2800 Sand Hill Road
                        Menlo Park, California   94025
                                (650) 854-4488

    Registrant hereby amends Item 3 of its Registration Statement on Form S-8 (Registration No. 33-80032) filed with the Securities and Exchange Commission (the "Commission") on June 9, 1994 to read in full as set forth below. The purpose of the amendment is to refer to the Registration Statement on Form 8-A filed with the Commission on September 22, 1997 in connection with the Registrant's adoption of a stockholder rights plan.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3     INFORMATION INCORPORATED BY REFERENCE

    The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

    ITEM 3 (a)

        The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

    ITEM 3 (b)

        Not Applicable.

    ITEM 3 (c)

        Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on September 22, 1997 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Also Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on December 4, 1991 pursuant to Section 12 of the Exchange Act.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant, InnerDyne, Inc., a corporation organized and existing under the laws of the State of Delaware, has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on October 31, 1997.

                                         INNERDYNE, INC.


                                         By:  /s/ WILLIAM G. MAVITY
                                            --------------------------------
                                            William G. Mavity, President and
                                            Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

      Signature                         Title                      Date
----------------------------    -----------------------          ----------

  /s/ WILLIAM G. MAVITY       President and Chief Executive   October 31, 1997
----------------------------  Officer (Principal Executive
     (William G. Mavity)      Officer)

 /s/ ROBERT A. STERN*         Vice President and Chief        October 31, 1997
----------------------------  Financial Officer (Principal
    (Robert A. Stern)         Financial and Accounting
                              Officer)

 /s/ EDWARD W. BENECKE*       Director                        October 31, 1997
----------------------------
    (Edward W. Benecke)

 /s/ ROBERT M. CURTIS*        Director                        October 31, 1997
----------------------------
    (Robert M. Curtis)

 /s/ EUGENE J. FISCHER*       Director                        October 31, 1997
----------------------------
    (Eugene J. Fischer)

 /s/ GUY P. NOHRA*            Director                        October 31, 1997
----------------------------
    (Guy P. Nohra)

 /s/ STEVEN N. WEISS*         Director                        October 31, 1997
----------------------------
    (Steven N. Weiss)

*By: /s/ WILLIAM G. MAVITY
    ------------------------
      (Attorney-in-Fact)


                                     -3-